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                                                                 Exhibit (23)(a)


                        CONSENT OF KPMG PEAT MARWICK LLP


Board of Directors
First Union Corporation

         We consent to the incorporation by reference in this Post-Effective Amendment No. 2 on Form S-8 to Registration Statement on Form S-4 No. 333-44015 of First Union Corporation of our report dated January 21, 1998, relating to the consolidated balance sheets of First Union Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Corporation's 1997 Annual Report on Form 10-K which is incorporated by reference in this registration statement, and to the incorporation of our report dated May 15, 1998, relating to the supplemental consolidated balance sheets of First Union Corporation and subsidiaries as of December 31, 1997 and 1996, and the related supplemental consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Corporation's Current Report on Form 8-K dated May 26, 1998, which is incorporated by reference in this registration statement.



                                                     KPMG PEAT MARWICK LLP

Charlotte, North Carolina
June 2, 1998